Exhibit 99.1

PRESS RELEASE

CVS Health Announces Board Appointments

CVS Health Board of Directors appoints four new members: Leslie Norwalk, Larry Robbins, Guy Sansone, and Doug Shulman

Appointments follow productive engagement with Glenview Capital Management

WOONSOCKET, RI (November 18, 2024) – The Board of Directors of CVS Health (NYSE: CVS) today announced the appointment of four new board members: Leslie Norwalk, Larry Robbins, Guy Sansone, and Doug Shulman, following productive discussions with Glenview Capital Management.

“In our discussions with the leadership at Glenview, we agreed that we can deliver greater value from our integrated businesses to all of our stakeholders, including our customers, consumers, colleagues, and shareholders,” said Roger Farah, Executive Chairman of the Board, CVS Health. “Having Leslie, Larry, Guy, and Doug join our Board will add new thinking and deep market and industry experiences as we focus on driving greater financial and operational performance.”

“As we build momentum across our integrated model, we continue to take actions that are positive for our long-term success, while driving innovation and performance in our individual businesses and at CVS Health overall,” said David Joyner, president and chief executive officer of CVS Health. “Adding four experienced thought leaders to our Board further sharpens our focus on executing against our strategy to build a world of health around every consumer, as we improve total cost of care and customer experience in health care.”

“We welcome the opportunity to join the Board, roll up our sleeves and lock arms with the Board and leadership team to drive long-term, sustainable value through continued customer-centric offerings, commitment to compliance and quality, disciplined underwriting and risk management, aligned incentives, and optimal capital allocation,” said Larry Robbins, CEO of Glenview Capital Management. “We appreciate the Board engaging with us on a cooperative basis that allows all energies to be productively dedicated towards further strengthening this iconic company.”

Norwalk will join the Health Services Committee, Sansone will join the Audit Committee, and Shulman will join the Management Planning and Development Committee.

With these four new directors, the Board now comprises 16 members. In connection with the Board appointments, CVS Health and Glenview entered into a confidentiality agreement under which Glenview has agreed to customary confidentiality, standstill and other provisions. The confidentiality agreement will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

About Leslie Norwalk

Norwalk serves as Strategic Counsel to healthcare companies through her roles at Epstein Becker Green, EBG Advisors, and National Health Advisors. She also advises several private equity firms and holds board positions at Arvinas, ModivCare, Neurocrine Biosciences, Globus Medical, as well as multiple privately held healthcare corporations. Her board experience includes previous roles with health insurers and pharmacy benefit managers. In the George W. Bush administration, Norwalk held several positions at the Centers for Medicare & Medicaid Services (CMS), including Acting Administrator, where she oversaw Medicare, Medicaid, the State Children’s Health Insurance Program, Survey and Certification, and other federal healthcare initiatives, notably implementing the Medicare Prescription Drug Benefit.

About Larry Robbins

Robbins is the Founder, Portfolio Manager, and CEO of Glenview Capital Management and has 30 years of experience as an institutional investor with a significant healthcare focus. He brings extensive Board and leadership experience across both non-profit and commercial enterprises as Board Chair of KIPP NYC and Array Education, past Board Chair of Relay Graduate School of Education, Zearn and the Robin Hood Foundation and as Lead Independent Director of Butterfly Network. Robbins became a Certified Public Accountant in 1991.

About Guy Sansone

Sansone is currently Chairman and CEO of H2 Health, a leading regional provider of physical rehabilitation services and clinician staffing solutions. He brings more than 30 years of experience working as an advisor, investor and senior manager in companies where he helped to refine long-term strategy, enhance operations, and implement organic and inorganic growth plans. Prior to founding H2, Sansone worked at Alvarez and Marsal for 21 years where he was the founder of the Healthcare Industry Group. His leadership roles have been with companies across sub-sectors of the healthcare landscape, with a particular focus on healthcare services. Sansone is Lead Independent Director of Pediatrix Medical Group, and serves on the board of ChenMed. He has also served on a number of healthcare company boards, including Magellan, Brookdale Senior Living, and HealthPRO Heritage.

About Doug Shulman

Shulman has been the Chairman of OneMain Holdings, Inc. since January 2021, and has served as CEO since 2018. Shulman has significant experience managing large, complex organizations at the intersection of technology, data and analytics. Previously he was Senior Executive Vice President, Global Head of Client Service Delivery and a member of the Executive Committee at BNY Mellon from 2014 to 2018. Shulman was the Commissioner of the Internal Revenue Service from 2008 to 2012. Earlier in his career, he served in several executive positions, including Vice Chairman, at the Financial Industry Regulatory Authority and its predecessor the NASD from 2000 to 2008, where he oversaw its multiple markets, corporate development, services and technology. Shulman currently serves on the Carnegie Foundation for the Advancement of Teaching Board of Trustees.

About CVS Health

CVS Health® is the leading health solutions company, delivering care like no one else can. We reach more people and improve the health of communities across America through our local presence, digital channels and over 300,000 dedicated colleagues — including more than 40,000 physicians, pharmacists, nurses and nurse practitioners. Wherever and whenever people need us, we help them with their health — whether that’s managing chronic diseases, staying compliant with their medications or accessing affordable health and wellness services in the most convenient ways. We help people navigate the health care system — and their personal health care — by improving access, lowering costs and being a trusted partner for every meaningful moment of health. And we do it all with heart, each and every day. Follow @CVSHealth on social media.

About Glenview Capital

In its 24th year of operations, Glenview Capital is a long-term investment partnership focused on fundamental investing.

Cautionary statement concerning forward-looking statements

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements due to the risks and uncertainties described in our Securities and Exchange Commission (“SEC”) filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024 and our Current Reports on Form 8-K.

You are cautioned not to place undue reliance on CVS Health’s forward-looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.